SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

MYERS INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

To Our Shareholders:
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MYERS INDUSTRIES, INC.
PROXY STATEMENT
ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS DIRECTORS
Director Compensation
Section 16(a) Beneficial Ownership Reporting Compliance
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Cash and Certain Other Compensation
Option/SAR Grants in Last Fiscal Year
Option Exercises and Holdings
PRINCIPAL SHAREHOLDERS
SHAREHOLDER PROPOSALS
GENERAL
FORM 10-K

1293 South Main Street — Akron, Ohio 44301

March 15, 2004

To Our Shareholders:

   You are cordially invited to attend the Annual Meeting of Shareholders to be held on April 21, 2004, at 9:00 A.M. at the Louis S. Myers Training Center, 1554 South Main Street, Akron, Ohio 44301.

   At the Annual Meeting you will be asked to elect nine directors. Enclosed with this letter is a Notice of Annual Meeting together with a Proxy Statement which contains information with respect to the nominees for director and the other proposals.

   The proposal discussed in the Proxy Statement is very important to the shareholders and the Company and I hope that you will be able to attend the Annual Meeting. Whether or not you expect to attend the annual meeting in person, I urge you to execute and return the enclosed form of proxy as soon as possible.

Sincerely,

STEPHEN E. MYERS
Chairman and Chief Executive Officer

1293 South Main Street — Akron, Ohio 44301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 21, 2004

   The Annual Meeting of Shareholders of Myers Industries, Inc., an Ohio corporation (“Myers” or the “Company”), will be held at the Louis S. Myers Training Center, 1554 South Main Street, Akron, Ohio 44301, on April 21, 2004 at 9:00 A.M. (local time), for the following purposes:

1.	To elect nine directors; and

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

   The Board of Directors has fixed the close of business on March 5, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, please complete and return the enclosed proxy card as soon as possible.

By Order of the Board of Directors,

KEVIN C. O’NEIL
General Counsel and Assistant Secretary

Akron, Ohio
March 15, 2004

THE 2003 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS NOTICE

MYERS INDUSTRIES, INC.

PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Myers Industries, Inc., an Ohio corporation, of the accompanying proxy to be voted at the Annual Meeting of Shareholders to be held on April 21, 2004, at 9:00 A.M. (local time), and at any adjournment thereof.

   The close of business on March 5, 2004, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting. On that date Myers had outstanding 30,213,771 shares of common stock, without par value (“Common Stock”), each of which is entitled to one vote. For information concerning principal shareholders, see the section headed “Principal Shareholders” below.

   The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the Annual Meeting. Shares of Common Stock represented by signed proxies will be counted toward the establishment of a quorum on all matters even though they are signed but otherwise unmarked or marked.

   For the election of directors, if a quorum is present at the meeting, the nominees for election as directors who receive the greatest number of votes cast will be elected as directors. Abstentions and broker non-votes will not affect the outcome of the election of directors.

   All shares of Common Stock represented by properly executed proxies which are returned and not revoked, will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted FOR the Board’s nominees for director and in accordance with the proxy-holder’s best judgment as to any other matters, if any, which may be properly raised at the Annual Meeting.

   A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Assistant Secretary of the Company, executing and delivering to the Assistant Secretary of the Company a later dated proxy reflecting contrary instructions, or appearing at the Annual Meeting and taking appropriate steps to vote in person.

   The inspectors of election for the meeting appointed by the Board shall determine the number of votes cast by holders of Common Stock for all matters.

   The mailing address of the principal executive offices of the Company is 1293 South Main Street, Akron, Ohio 44301. This Proxy Statement, together with the related proxy card and Myers’ 2003 Annual Report to Shareholders, is being mailed to the shareholders of Myers on or about March 15, 2004.

ELECTION OF DIRECTORS

   Set forth below for each nominee for election as a director is a brief statement, including the age, principal occupation and business experience for at least the past five years, and the number of shares of Common Stock beneficially owned by such director.

   In April 2002, the shareholders, pursuant to Article II, Section 2 of the Company’s Regulations, fixed the total number of directors at nine. The independent members of the Board of Directors have nominated the persons listed below as nominees, all of whom presently are directors of Myers. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. There is no reason to believe that the nominees named will be unable to serve if elected. Proxies cannot be voted for a greater number of nominees than the number named in the Proxy Statement.

   The Board of Directors recommends the election of the following nominees:

NOMINEES FOR ELECTION AS DIRECTORS

		Principal Occupation	Shares	Percent
		for Past Five Years	Beneficially	of
Name	Age	and Other Information	Owned(1,2)	Class(1)

Keith A. Brown	52	President of Chimera Corporation, Westlake, Ohio, a management holding company; and director of US Gypsum Corporation (NYSE), Chicago, Illinois, a manufacturer of gypsum paneling products. Served as director since 1997.	70,418[3,4]

Karl S. Hay	76	Retired; formerly served as Of Counsel, the law firm of Brouse McDowell, Akron, Ohio. Served as director since 1969.	16,645[4]

		Principal Occupation	Shares	Percent
		for Past Five Years	Beneficially	of
Name	Age	and Other Information	Owned(1,2)	Class(1)

Richard P. Johnston	73	Chairman of the Board of Royal Associates, Inc., Jackson Hole, Wyoming, a holding company which owns a manufacturer of golf club shafts and grips; Chairman of the Board and President of Melrose Aviation, Inc., Jackson Hole, Wyoming, a charter aircraft company; director of The Melrose Group, Jackson Hole, Wyoming, a commercial real estate financing facilitator; director of Results Radio, Inc., Sonoma, California, a company owning FM radio stations in Northern California; director of HotelOnLine.Com, Atlanta, Georgia, a wireless internet provider of services to hotels; formerly served as Chairman of the Board of Merbanco, Inc., Jackson Hole, Wyoming, an investment banking firm; formerly served as director of AGCO, Inc. (NYSE), Duluth, Georgia, a manufacturer and distributor of agricultural equipment. Served as director since 1992.	121,157[4,5]

Michael W. Kane	52	President and Chief Executive Officer of M. Kane & Company, Inc., an investment banking firm; formerly a director of Learning Tree International, Inc. (Nasdaq), Los Angeles, California, a provider of education and training to information technology professionals. Served as director since 2000.	1,375[4]

Edward W. Kissel	62	President and Managing Partner of Kissel Group Ltd., a private holding company with interests in property, consulting and mold manufacturing; formerly served as President, Chief Operating Officer and director of OM Group, Inc. (NYSE), Cleveland, Ohio, a specialty chemical company. Served as director since 2000.	5,343[4,11]

		Principal Occupation	Shares	Percent
		for Past Five Years	Beneficially	of
Name	Age	and Other Information	Owned(1,2)	Class(1)

Stephen E. Myers	60	Chairman and Chief Executive Officer of the Company; and director, Reko International Group, Inc. (Toronto Stock Exchange), Oldcastle, Ontario, Canada, a manufacturer of tooling and machinery. Served as director since 1972.	2,474,381 [6,7,8]	8.3%

Richard L. Osborne	66	Professor of Management Practice, formerly served as Executive Dean, Weatherhead School of Management, Case Western Reserve University, Cleveland, Ohio; director of New Horizons Worldwide, Inc. (Nasdaq), Santa Ana, California, an operator and franchiser of computer training services; director of Ohio Savings Financial Corporation, Cleveland, Ohio, a savings and loan holding company; and formerly director of NCS Healthcare, Inc., Beachwood, Ohio, a provider of pharmacy services to long-term care institutions. Served as director since 1978.	16,821[4]

Jon H. Outcalt	67	Chairman, Federal Process Corp., Cleveland, Ohio, a manufacturer and distributor of industrial products; formerly Chairman of NCS Healthcare, Inc., Beachwood, Ohio, a provider of pharmacy services to long-term care institutions; Chairman and Chief Executive Officer of Aberdeen Group, Inc., Beachwood, Ohio, an investment holding company; director of Ohio Savings Financial Corporation, Cleveland, Ohio, a savings and loan holding company. Served as director since 1984.	23,365[4,9]

Milton I. Wiskind	78	Vice Chairman and Secretary of the Company. Served as director since 1972.	559,290[10]	1.8%

(1)	Number of shares beneficially owned is reported as of December 31, 2003 Unless otherwise indicated, none of the directors beneficially owns one percent or more of the outstanding shares of Myers Common Stock.

(2)	All directors and executive officers as a group (13 persons) beneficially owned 3,451,564 shares of Common Stock on December 31, 2003. This represents approximately 11.44% of the outstanding shares of Common Stock as of that date.

(3)	Includes 45,375 shares of Common Stock held by Trilogy Inv. Inc., which are held by several trusts of which Mr. Brown is a trustee.

(4)	Includes shares which the non-employee director has a right to acquire by exercising options granted under the 1992 or 1999 Plan.

(5)	Richard P. Johnston serves as a trustee of the Johnston Family Charitable Remainder Trust #3 which holds 95,408 shares of Common Stock and the Johnston Family Living Trust which holds 16,637 shares of Common Stock.

(6)	Stephen E. Myers serves as a trustee of the Louis S. and Mary Myers Foundation which holds 291,069 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed to beneficially own such shares, which when excluded from the other shares he is deemed to beneficially own, decrease the percentage of shares beneficially owned by him, and all officers and directors as a group, to 7.3% and 10.5%, respectively.

(7)	Includes 50,183 shares of Common Stock held by Stephen E. Myers as custodian for a certain grandchild of Louis S. Myers, 10,859 shares of Common Stock owned by Stephen E. Myers’ spouse (for which Mr. Myers disclaims beneficial ownership), and 25,375 shares of Common Stock issuable under stock options.

(8)	Mr. Myers serves as a trustee of the Semantic Foundation Inc. which holds 27,400 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed to beneficially own such shares which, when excluded from the other shares he is deemed to beneficially own, decreases the percentage of shares beneficially owned by him, and all officers and directors as a group, to 8.2% and 11.3%, respectively.

(9)	Includes 12,523 shares of Common Stock held by Federal Process Corporation of which Mr. Outcalt is Chairman and a director, and, as such, has the power to vote and invest such shares. Mr. Outcalt is a controlling shareholder of Federal Process Corporation.

(10)	Includes 20,000 shares of Common Stock held by Mr. Wiskind’s spouse, 42,100 shares of Common Stock held by Mr. Wiskind as trustee of trusts for his children, 13,352 shares of Common Stock held by Mr. Wiskind as trustee of trusts for his grandchildren, 145,135 shares of Common Stock held within the Milton Wiskind Family Limited Partnership I, 276,119 shares of Common Stock held within the Milton Wiskind Family Limited Partnership II, 20,000 shares held in the Milton Wiskind LLC, and 12,688 shares of Common Stock issuable under stock options exercisable within 60 days.

(11)	Includes 3,768 shares of Common Stock held jointly with Mr. Kissel’s spouse and 200 shares of Common Stock held by Mr. Kissel’s spouse.

   There are, and during the past five years there have been, no legal proceedings material to an evaluation of the ability of any director or executive officer of Myers to act in such capacity or concerning his integrity.

Committees of the Board

   The Board of Directors of Myers has two committees, the Audit and Compensation Committees, whose members were appointed in April 2003 following the Annual Meeting. Each of the Committees have a written charter approved by the Board of Directors. The Committees report on their actions and recommendations to the Board of Directors.

   Audit Committee. The Audit Committee is composed of Keith A. Brown, Chairman, Karl S. Hay, and Jon H. Outcalt. The functions of this Committee, which met six times in 2003, are to engage and discharge the independent auditor, approve all audit engagements (audit and non-audit), review the results of the audit, determine the independence of the auditor, review with the auditor the financial results of the Company prior to the filing of reports with the Securities and Exchange Commission (“Commission”), and direct and supervise special investigations. The Committee also has oversight of the Company’s system of internal auditing functions and controls. The Audit Committee’s written charter is attached to this proxy statement as Appendix A.

   The Board of Directors has determined that a majority of the current Audit Committee members would qualify as an “audit committee financial expert,” and would also be deemed to be “indepen-

dent” under the applicable rules. The Board, however, has determined not to name any single member of the Audit Committee as a “financial expert” since the Board does not believe such a designation is necessary either for the Audit Committee’s or Board’s effective performance.

   Compensation Committee. The Compensation Committee (i) reviews executive performance and compensation, and approves the compensation for the executive officers, such as the approval of base compensation, bonuses, and stock option grants to such employees (ii) reviews and recommends to the Board plans and benefits relating to executive compensation, (iii) reviews and approves director compensation policies and programs, and (iv) provides oversight for the Company’s broad-based retirement benefit programs including, without limitation, the 401(k) and profit sharing plan. The Committee has the authority to retain outside consultants regarding executive compensation and other matters, but has historically not utilized such consultants. The Compensation Committee, which met three times in 2003, had as its members, Jon H. Outcalt, Chairman, Edward W. Kissel, and Richard L. Osborne.

   General Board and Committee Matters.

   The Board has determined that each member of the Audit Committee and Compensation Committee is “independent” and that each Director has no material relationship with the Company which would impact upon their independence. The determination of whether a Director is “independent” is based upon the Board’s review of the relationships between each Director and the Company, if any, under the NYSE and Commission rules.

   Effective in December 2002, the Board adopted a policy requiring the non-management directors, both as to the Board and in their respective Committees, to meet regularly in executive session without management personnel or employee Directors present. The non-management Directors have reported that they have not selected a presiding Director to preside at these meetings, and that there is no procedure established for such a selection.

   In 2003, as well as for at least the five Annual Meetings which preceded it, all of the Directors attended the Company’s Annual Meetings. The Company does not have a formal policy requiring Directors to attend the Annual Meetings of Shareholders.

   There were a total of five regularly scheduled and special meetings of the Board of Directors in 2003. During 2003, all Directors attended at least 75% of the aggregate total number of the meetings of the Board and Committees on which they served.

   Corporate Governance Initiatives.

   The Board of Directors is in the process of implementing those corporate governance initiatives required by the NYSE and the Sarbanes-Oxley Act of 2002. The Company has been and will be in full compliance prior to the effective date of each provision.

   The Board intends to adopt a policy regarding the ability of a shareholder to propose a candidate for the Board of Directors prior to the Annual Meeting, since the Company currently does not have such a policy. The new policy will be effective for nominations for the election to be held in April 2005.

   The Board, as required by the NYSE rules, will form a Corporate Governance/ Nominating Committee and adopt a written charter prior to the Annual Meeting. Historically, the non-management, independent Directors of the Board have acted in the capacity of a nominating committee. The Board had not appointed a separate committee since it feels the procedure it utilized was satisfactory. Director nominations have been made based upon the perceived needs of the Company and Board of Directors with regard to each nominees business skills and experience. The skills and experiences of the members of the Board have been evaluated annually. Minimum qualifications have not been established since they were deemed unnecessary. There have been no nominees recommended nor has a third party been engaged to assist in the process of identifying or evaluating nominees.

   The Board of Directors, as required by the NYSE rules, will adopt a methodology prior to the Annual Meeting whereby parties may communicate directly with the non-management directors as a group.

   Each of the corporate governance initiatives, written charters and related policies of the Company and each Committee will be available on the Company’s website at www.MyersInd.com under the “Investor’s Relations” page beginning on the evening of April 20, 2004.

Director Compensation

   Outside Directors are paid a $20,000 annual retainer plus $1,000 for each Board of Directors meeting attended. Directors are also paid $1,000 for each committee meeting attended.

   Under the 1999 Stock Option Plan, each non-employee Director is awarded annually on the day of the Annual Meeting, a non-qualified stock option to purchase 2,500 shares of Common Stock. The option price per share is 100 percent of the fair market value (being the closing price on the NYSE on the day of grant) of a share of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires Myers’ Directors, officers and persons who own more than ten percent of its Common Stock (“Section 16 Filers”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”) and to furnish Myers with copies of all such forms they file. Myers understands from the information provided to it by the Section 16 Filers for 2003 that they have adhered to all filing requirements applicable to the Section 16 Filers.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

   The following table provides certain summary information concerning the compensation paid or accrued by Myers, to or on behalf of its chief executive officer and the four other most highly compensated executive officers of Myers in 2003 (the “Named Executive Officers”):

Summary Compensation

					Long-Term
	Annual Compensation				Compensation(1)

					Securities
				Other	Underlying	All
Name and				Annual	Options/SARs	Other
Principal Position	Year	Salary	Bonus(2)	Compensation(3)	Other	Compensation(4)

Stephen E. Myers	2003	$345,833	$65,000	$–0–	10,000	$4,083
Chairman and Chief	2002	250,000	160,000	–0–	–0–	4,930
Executive Officer	2001	250,000	170,000	–0–	10,999	4,107

John C. Orr(5)	2003	350,000	45,000	–0–	3,000	13,088
President and Chief	2002	350,000	25,000	–0–	–0–	5,560
Operating Officer	2001	350,000	–0–	–0–	–0–	4,737

Milton I. Wiskind	2003	272,917	125,000	–0–	5,000	3,865
Vice Chairman and	2002	225,000	170,000	–0–	–0–	4,712
Secretary	2001	225,000	167,000	–0–	5,500	3,904

Gregory J. Stodnick	2003	247,917	100,000	–0–	5,000	4,398
Vice President-	2002	200,000	145,000	–0–	–0–	5,245
Finance	2001	200,000	140,000	–0–	5,500	4,422

Jean-Paul Lesage (6)	2003	276,110	147,108	–0–	5,000	–0–
Vice President	2002	230,726	128,602	–0–	–0–	–0–
	2001	164,040	106,000	–0–	5,500	–0–

(1)	Mr. Orr is the only Named Executive Officer with restricted stock holdings (see note 5 below). No long-term incentive plan pay-outs were made in 2003.

(2)	The amount earned and accrued for the prior year, but which is awarded after the close of the last fiscal year and then paid 50% in the current year with the balance paid at 25% on each of the two following anniversaries. With the exception of normal retirement, any remaining amount of bonus payable may be forfeited if the executive officer is not employed by the Company prior to the full distribution of the bonus award.

(3)	Perquisites provided to each of the Named Executive Officers, if any, do not exceed the disclosure thresholds established under Commission rules and are not included in this total.

(4)	“All Other Compensation” for 2003 includes the following: (i) contributions to the Company’s Profit Sharing Plan on behalf of each of the Named Executive Officers, as follows: Mr. Myers, $3,756; Mr. Orr, 3,756, Mr. Wiskind, $3,756; Mr. Stodnick, $3,756; and Mr. Lesage, $-0-; (ii) amounts paid by Myers for excess group life insurance, and other life insurance, as follows: Mr. Myers, $327; Mr. Orr, $957; Mr. Wiskind, $109; Mr. Stodnick, $642; and Mr. Lesage, $-0-; (iii) amounts paid or accrued by Myers for director fees, as follows: Mr. Myers, $-0-; and Mr. Wiskind, $-0-; and (iv) amounts paid to Mr. Orr as reimbursement for long term disability premiums, $8,375. Mr. Lesage does not participate in any benefit programs offered by the Company since he is covered under the plans provided by the foreign subsidiary by which he is employed.

(5)	Mr. Orr became an officer of the Company on February 14, 2003. At the time of initial employment (with a subsidiary of the Company), Mr. Orr was granted 60,000 shares of restricted Common Stock. The shares vest 20% per year over five years. The un- vested shares do not receive dividend payments. As of December 31, 2003, the value of the un-vested shares of restricted Common Stock held by Mr. Orr was $439,956.

(6)	Mr. Lesage is employed by Allibert-Buckhorn Europe, SAS and Allibert Equipement, SAS, French corporations, which are subsidiaries of the Company. Mr. Lesage became an officer of the Company on June 30, 2000. Amounts shown for 2001 are converted from French franc equivalents at the average U.S. dollar exchange rate for 2001. The amounts shown for 2002 and 2003 are converted from the euro equivalents at the average U.S. dollar exchange rate for 2002 and 2003, respectively. The information above does not include the dollar value of any contributions made to retirement plans required by French law.

   Myers has adopted a Supplemental Executive Retirement Plan (the “SERP”) which provides certain pension benefits to a select group of management employees. In the case of an officer of Myers, the SERP provides an annual supplemental pension benefit equal to the lesser of (i) $50,000 or (ii) $1,667 multiplied by the participant’s Years of Service under the SERP. The annual supplemental pension benefit is payable for 10 years commencing at age 65. Credit for Years of Service under the SERP is awarded to a participant at the discretion of the Compensation Committee of the Board. A SERP participant with 10 Years of Service under the SERP may receive a reduced annual supplemental pension benefit commencing at any time after attainment of age 55.

   In 1996, the Board adopted a supplemental compensation plan for Mr. Wiskind in recognition of his long-term service to Myers. The terms of the plan provide that upon his retirement as an employee of the Company, he will be entitled to receive an amount equal to $75,000 per year for ten years. The annual payments will be paid to Mr. Wiskind’s designated beneficiary in the event he does not survive the ten-year plan period.

   Messrs. Myers, Wiskind and Stodnick do not have agreements regarding their employment with the Company.

   Mr. Orr has an employment agreement for five years starting in June 2000. The agreement provides a base salary of $350,000 and certain benefits, as well as a change of control agreement with the Company which provides for three years of compensation and benefits in the event of a change in control of the Company and his termination of employment. The benefits under the change of control agreement are limited by Sections 280G and 4999 of the Internal Revenue Code. Mr. Orr is also subject to a three year non-compete agreement.

   In February 1999, Mr. Lesage was employed by Allibert-Buckhorn Europe, SAS (fka Myers Europe, SA) as its president. In June 2000, Mr. Lesage also became an officer of the Company. Under Mr. Lesage’s employment agreement, Mr. Lesage is entitled to a base annual salary set at 244,000 euros, and a bonus based upon a formula related to current and historic pre-tax income of Allibert-Buckhorn Europe, SAS and its operating subsidiaries. Either party may terminate the agreement upon three months notice. Mr. Lesage is subject to a non-competition agreement for a period of two years after the termination of employment for any reason.

   In June 2002, Mr. O’Neil was employed by the Company as its General Counsel. Mr. O’Neil has a three year employment arrangement whereby his annual base and bonus compensation through June 2005 was set at $225,000 per annum. Under the arrangement, Mr. O’Neil is also entitled to receive those benefits provided to other executives of the Company.

Stock Options

   The following table contains information concerning the grant of stock options under the Stock Plan to the Named Executive Officers.

Option/ SAR Grants in Last Fiscal Year

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual Rates of
	Number of	Percentage of			Stock Price
	Securities	Total Options/SARs			Appreciation For
	Underlying	Granted to	Exercise		Option Term
	Options/SARs	Employees in	or	Expiration
Name	Granted(1)	Fiscal Year	Base Price	Date	5%	10%

Stephen E. Myers	10,000	4.1%	$9.68	3/12/2013	$46,543	$131,449
John C. Orr	3,000	1.2%	8.80	3/12/2013	16,603	42,075
Milton I. Wiskind	5,000	2.1%	8.80	3/12/2013	27,671	70,125
Gregory J. Stodnick	5,000	2.1%	8.80	3/12/2013	27,671	70,125
Jean-Paul Lesage	5,000	2.1%	9.71	3/12/2013	30,533	77,376

(1)	The 1999 Stock Plan generally provides for granting of incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”) (collectively “Stock Options”). The option price per share of ISOs must be equal to the fair market value of a share of Common Stock on the date granted; the option price of NQSOs may be set by the Compensation Committee (“Committee”). The exercise period of ISOs may not be more than ten years from grant, while the period of NQSOs may be set by the Committee. No Stock Option may be exercised until six months after the date of grant. The purchase price of any Stock Option must be paid upon exercise in (i) immediately available funds, (ii) shares of Common Stock, or (iii) a combination of (i) and (ii). In the event a participant’s employment is terminated due to death, disability or retirement, ISOs awarded remain exercisable for the maximum period allowable under the Internal Revenue Code of 1986, as amended (“Code”), and NQSOs remain exercisable for the remainder of the option term or five years, whichever is less. If a participant’s employment is terminated for any reason, all Stock Options granted will be canceled immediately; provided, however, that if the Company terminates a participant for reasons other than misconduct or misfeasance, the participant has 90 days to exercise any Stock Options; and provided further, that if termination is attributable to a “change in control,” any Stock Options previously granted will continue for their term.

Option Exercises and Holdings

   The following table contains information concerning the exercise of Stock Options under Myers’ Stock Plans, and information on unexercised Stock Options held as of the end of the fiscal year, by the Named Executive Officers:

Aggregated Option/ SAR Exercises in Last Fiscal Year

And Fiscal Year-end Option/ SAR Values

Number of
Securities
			Underlying	Value of
			Unexercised	Unexercised
			Options/SARs	In-the-Money
			at Fiscal	Options at
	Shares		Year-End	Year-End
	Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise	Realized	Unexercisable	Unexercisable(1)

Stephen E. Myers	–0–	$–0–	25,375/13,498	$78,581/$38,551
John C. Orr	–0–	–0–	600/2,400	1,992/7,968
Milton I. Wiskind	–0–	–0–	12,688/6,750	44,242/23,620
Gregory J. Stodnick	–0–	–0–	12,688/6,750	44,242/23,620
Jean-Paul Lesage	–0–	–0–	41,938/7,750	29,578/22,390

(1)	Based upon the closing price reported on the New York Stock Exchange for the Common Stock of Myers on December 31, 2003.

Beneficial Ownership

   The following table sets forth information regarding the executive officers’ beneficial ownership of the Common Stock of the Company as of January 31, 2004:

Title of Class	Name of Officer	Number of Shares(1)	Percent of Class

Common Stock	Stephen E. Myers	2,488,404	8.24%
Common Stock	John C. Orr	67,759	.22
Common Stock	Milton I. Wiskind	561,665	1.86
Common Stock	Gregory J. Stodnick	48,009	.16
Common Stock	Jean Paul Lesage	12,038	.04
Common Stock	Kevin C. O’Neil	10,993	.04

(1)	The amounts shown represent the total shares beneficially owned by such individuals together with shares which are issuable upon the exercise of currently exercisable stock options (unless such options are underwater). The amount for Mr. Orr also includes the number of shares of un-vested restricted stock. These individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Myers, 4,749; Mr. Orr, 1,200; Mr. Wiskind, 15,063; Mr. Stodnick, 15,063; Mr. Lesage, 12,038; and Mr. O’Neil, 7,538.

		(B)	(C)
	(A)		Number of Securities
	Number of Securities to		Remaining Available for
	be Issued Upon		Future Issuance Under
	Exercise	Weighted-average	Equity Compensation
	of Outstanding	Exercise Price of	Plans (Excluding
	Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants or Rights	Warrants or Rights	Column (A))

Equity Compensation Plans Approved by Security Holders (1)	800,725	$9.60	1,623,885
Equity Compensation Plans Not Approved by Security Holders	–0–	–0–	–0–
Total	800,725	$9.60	1,623,885

(1)	This information is as January 30, 2004 and includes the 1997 and 1999 Stock Plans, and the Employee Stock Purchase Plan.

Board Compensation Committee Report on Executive Compensation

   The Compensation Committee, which is composed of three independent, non-employee directors, operates under a written charter adopted by the Committee and ratified by the Board of Directors. The Committee is responsible, among other duties, for setting and administering the policies which govern executive compensation.

   The executive compensation program for the executive officers, which includes the Chief Executive Officer, is administered by the Compensation Committee. The Committee’s function is to review the performance of the executive officers and the performance of the Company in determining the amount and type of compensation to be paid and awarded, including incentive and bonus compensation, and to approve compensation adjustments and awards in these areas. In addition, the Committee reviews and recommends plans, programs, and benefits relating to executive compensation. The Committee’s focus is on total compensation which consists of an executive’s base salary, bonus, stock options and other benefits, such as health and pension benefits, some of which are available to all employees.

   Although the compensation of the Chief Executive Officer is determined individually, the criteria and process used are the same as those used in determining the compensation of the other executive officers, including the Named Executive Officers. Determination of compensation is based upon a number of factors. These can include the performance of the Company, compensation paid by companies which may be deemed to be the Company’s peers, studies on compensation for companies of like size to the Company, as well as the recommendation of management.

   Bonus awards for any year are generally determined on or before March 1 of the following year and then distributed based on a three-year partial distribution cycle. Fifty percent of the total bonus awarded is paid in the first year, and 25 percent in each of the following two years. With the exception of normal retirement, any unpaid bonus may be forfeited if the executive officer is not employed by the Company prior to the full distribution of the bonus award.

   The shareholder-approved 1999 Stock Plan authorizes grants of options to purchase stock, at the current market prices at time of grant, to executive officers and key employees. Whether options are to be granted and, if so, the amounts to be granted, are at the discretion of the Compensation Committee. In the granting of the stock options, in addition to the factors mentioned above, the individual Named Executive Officer’s level of responsibility and past contributions to the Company are taken into consideration. In an effort to foster extended employment, such as with the bonus awards, any options awarded generally vest at 20 percent per year over a five-year period and expire on the fifth, or tenth, anniversary of grant. Any unexercised options may be forfeited if the executive leaves the Company’s employ.

   The Committee has reviewed the qualifying compensation regulations under Code Section 162(m) as issued by the Internal Revenue Service which provide that no federal income tax deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee to the extent that the remuneration paid to the employee exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Currently, remuneration is not expected to exceed the $1.0 million base for any covered employee.

   The foregoing report has been furnished by the current members of the Compensation Committee, being:

Jon H. Outcalt, Chairman	Edward W. Kissel	Richard L. Osborne

Independent Public Accountants

   The firm of Ernst & Young LLP, independent public accountants, has audited the books and records of the Company for the fiscal year ended December 31, 2003. Representatives of Ernst & Young LLP are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

   The Audit Committee has selected the firm of Ernst & Young LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 2004, subject to the final approval of the Committee. A description of the fees billed to the Company by Ernst & Young LLP during the years ended December 31, 2002 and 2003 are set forth below. The Audit Committee (see, “Report of Audit Committee”) reviewed the non-audit services provided by Ernst & Young LLP during the fiscal year ended December 31, 2003, and determined that the provision of such non-audit services was compatible with maintaining the accountants’ independence.

	2003	2002

Audit Fees (1)	$593,500	$456,000
Audit Related Fees (2)	49,400	25,000
Tax Fees (3)	577,775	402,000
Other Fees	–0–	–0–

(1)	Professional fees for the audit of the annual financial statements, review of the quarterly financial statements and statutory audits of certain international subsidiaries of the Company.

(2)	Fees for assurance and related services related to audits of benefit plans and advisory services in connection with Sabanes-Oxley Act section 404 internal control reporting requirements.

(3)	Professional fees for tax compliance, tax advice, and tax planning.

   The Audit Committee’s written policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific range or budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2003, all services were pre-approved by the Audit Committee in accordance with the policy.

Report of the Audit Committee

   The Audit Committee of the Board of Directors is composed of three non-employee independent directors, and operates under a written charter adopted by the Audit Committee and ratified by the Board of Directors. The Board has determined that the Directors who serve on the Committee are all “independent,” that is, none of whom is an officer or employee of the Company nor do they have any material relationships with the Company which would impair their independence. Further, each is considered by the Board as satisfying the existing financial literacy standards of the NYSE.

   During 2003 the Audit Committee (with Board ratification, if needed) adopted formal codes, charters and policies, including: (a) an Amended and Restated Charter, (b) an Amended and Restated Code of Ethical Conduct for the Finance Officers and Finance Personnel, (c) an Amended and Restated Pre-Approval Policy, (d) a Disclosure Committee Charter, and (e) Disclosure and Certification Procedures for Reports to the Commission.

   The Audit Committee approved Ernst & Young LLP’s retention as the Company’s independent accountants to complete the audit for the 2003 fiscal year, and has selected them to audit the books and accounts of the Company for the fiscal year ending December 31, 2004, subject to the final approval of the Committee.

   Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, part of which involves the Committee reviewing the interim financial information contained in earnings announcements with both management and the independent auditors prior to public release.

   The Audit Committee has met and held discussions with management of the Company, who represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the consolidated financial statements with both management and the independent accountants. The Audit Committee also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with the independent accountants their independence.

   Based upon the Audit Committee’s discussion with management and the independent accountants, and the Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 be filed with the Commission.

   The foregoing report has been furnished by the current members of the Audit Committee, being:

Keith A. Brown, Chairman	Jon H. Outcalt	Karl S. Hay

Change of Independent Public Accountants — June 2002

   The Audit Committee of the Board of Directors selects the Company’s independent accountants. On June 13, 2002 the Audit Committee terminated Arthur Andersen LLP as its independent auditors. Simultaneously with the termination of Arthur Andersen LLP, the Audit Committee appointed Ernst & Young LLP as the Company’s independent auditors. The appointment of Ernst & Young LLP was made after significant consideration and review by the Audit Committee, and concluded a thorough and deliberate evaluation including discussions with the Board of Directors and management.

   The reports of Arthur Andersen LLP on the Company’s financial statements for the fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2000 and 2001 and during the subsequent interim period, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. During the fiscal years ended December 31, 2000 and 2001 and during the subsequent interim period, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

   During the fiscal year ended December 31, 2002, aggregate fees billed by Arthur Andersen LLP, prior to their termination as the Company’s independent auditors, were approximately $458,000 for work related to the audit of the Company’s financial statements for the fiscal year ended December 31, 2002, including reviews of quarterly unaudited financial statements and statutory audits of subsidiaries. In addition, the Company paid approximately $128,000 for other services provided by Arthur Andersen LLP, related principally to tax compliance, employee benefit plan audits, acquisitions and related due diligence, and general accounting research. There were no fees billed to the Company by Arthur Andersen LLP during this period for financial information systems design and implementation.

   The Audit Committee reviewed the non-audit services provided by Arthur Andersen LLP during the fiscal year ended December 31, 2002, and determined that the provision of such non-audit services was compatible with maintaining the accountants’ independence.

   Simultaneously with the dismissal of Arthur Andersen LLP, the Audit Committee appointed Ernst & Young LLP as the Company’s independent auditors. During the years ended December 31, 2000 and 2001 and through the date of the Audit Committee’s decision, the Company did not consult Ernst & Young LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter that was either the subject of disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures or a reportable event as defined in Item 304 (a)(1)(v) of Regulation S-K.

Performance Graph

   Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Myers’ Common Stock against the cumulative return of the S&P 500 Index and the S&P SmallCap 600 Index for the period of five fiscal years commencing December 31,1998 and ended December 31, 2003.(1)

	1998	1999	2000	2001	2002	2003
Myers Industries	$100.00	$61.18	$63.17	$66.59	$66.32	$76.61
S&P 500	$100.00	$121.05	$110.02	$96.95	$75.52	$97.19
S&P SmallCap 600	$100.00	$112.40	$125.67	$133.88	$114.30	$158.66

(1)	Assumes that the value of the investment in Myers Common Stock, the S&P 500, the S&P SmallCap 600, and the Peer Group was $100 on December 31, 1998 and that all dividends were reinvested.

   The Company is a member of the S&P SmallCap 600 Index. The S&P SmallCap 600 Index consists of 600 domestic stocks chosen for market size, liquidity, (bid-asked spread, ownership, share turnover and number of no trade days) and industry group representation. It is a market-value weighted index (stock price times the number of shares outstanding), with each stock’s weight in the Index proportionate to its market value.

PRINCIPAL SHAREHOLDERS

   The following table describes the beneficial ownership of Common Stock of each person who was known by Myers to be the beneficial owner of more than five percent of the total shares issued and outstanding on February 14, 2004. Under rules and regulations promulgated by the Commission, a person is deemed to be the “beneficial owner” of all the shares with respect to which he has or shares voting power or investment power, regardless of whether he is entitled to receive any economic benefit from his interest in the shares. As used herein, the term “voting power” means the power to vote or to direct the voting of shares and “investment power” means the power to dispose of or to direct the disposition of shares.

Name and Address	Shares and Nature of
of Beneficial Owner(1)	Beneficial Ownership	% of Class

Stephen E. Myers (2)	2,488,404	8.24%
Mary S. Myers (3)	4,880,969	16.23
Franklin Resources, Inc. (4) 777 Mariners Island Blvd. San Mateo, CA 94404	2,159,775	7.16
Van Den Berg Management Inc. (5) 805 Las Cimas Parkway, Suite 430 Austin, Texas 78746	2,037,800	6.76
Gabelli Asset Management, Inc. (6) One Corporate Center Rye, NY 10580	1,791,483	5.94%

(1)	Unless otherwise noted, the Beneficial Owners have the same address as the principal executive offices of the Company.

(2)	Stephen E. Myers serves as a trustee of the Louis S. and Mary Myers Foundation which holds 291,069 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed beneficially to own such shares which, when excluded from the other shares he is deemed beneficially to own, decreases the percentage of shares beneficially owned by him to 7.3%. Stephen E. Myers serves as a trustee of the Semantic Foundation Inc. which holds 27,400 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed to beneficially own such shares which, when excluded from the other shares he is deemed beneficially to own, decreases the percentage of shares beneficially owned by him to 8.2%.

(3)	Mary S. Myers serves as a trustee of the Louis S. and Mary Myers Foundation which holds 291,069 shares of Common Stock. By virtue of her position as trustee of the Foundation, Mrs. Myers is deemed beneficially to own such shares which, when excluded from the information above, decreases the percentage of shares held by her to 15.2%.

(4)	According to the amendment to Schedule 13G Statement filed by Van Den Berg Management Inc. (“VDBM”) on January 13, 2004, VDBM or an affiliate has dispositive and/or voting power over the shares.

(5)	According to the amendment to the Schedule 13G Statement filed by Franklin Resources, Inc. (“FRI”) with the Commission on February 9, 2004, FRI or an affiliate has dispositive and/or voting power over the shares.

(6)	According to the amendment to Schedule 13D Statement filed by Gabelli Asset Management, Inc. and certain affiliates (“Gabelli”) on August 1, 2003, Gabelli or an affiliate has dispositive and/or voting power over the shares.

INCORPORATION BY REFERENCE

   The Compensation Committee Report and the Audit Committee Report (including reference to the independence of the Audit Committee members) above, and the stock price Performance Graph, are not deemed filed with the Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the 1933 Act, or the 1934 Act, except to the extent that the Company specifically incorporates such information by reference.

SHAREHOLDER PROPOSALS

   Any proposals to be considered for inclusion in the proxy material to be provided to shareholders of Myers for its next Annual Meeting to be held in April 2005 may be made only by a qualified shareholder and must be received by Myers no later than November 14, 2004.

   The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a shareholder intends to submit a proposal at the Company’s 2005 Annual Meeting of Shareholders which is not eligible for inclusion in the Proxy Statement relating to the meeting, and the shareholder fails to give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than February 1, 2005, then the proxy holders will be allowed to use their discretionary authority if a proposal is properly raised at the Company’s Annual Meeting in 2005.

   The submission of such a notice does not ensure that a proposal can be raised at the Company’s Annual Meeting.

GENERAL

   The accompanying proxy is solicited by and on behalf of the Board of Directors of Myers, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by Myers. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of Myers. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Myers will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

FORM 10-K

   The Company will mail without charge, upon written request, a copy of the Company’s Annual report on Form 10-K for the fiscal year ended December 31, 2003, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Myers Industries, Inc., 1293 S. Main Street, Akron, Ohio 44301, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.MyersInd.com.

APPENDIX A

MYERS INDUSTRIES, INC.

AUDIT COMMITTEE CHARTER

Amended and Restated December 11, 2003

   A. Purpose. The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

   The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

   B. Committee Membership. The Audit Committee shall consist of no fewer than three members who shall meet the independence, experience and financial literacy requirements of the New York Stock Exchange and the rules and regulations of the Commission. The Committee may, but is not required to, appoint at least one member of the Audit Committee as an “audit committee financial expert” as defined by the Commission. The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

   C. Meetings. The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, and the independent auditor. The Audit Committee may request any officer or employee of the Company, or the Company’s outside counsel, or independent auditor, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

   D. Committee Authority and Responsibilities. The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

   The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor per the Pre-Approval Policy Adopted by the Committee.

   The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

   The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

   The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

   1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

   2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

   3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

   4. Review and discuss quarterly reports from the independent auditors on:

A. All critical accounting policies and practices to be used.

B. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

C. Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

   5. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

   6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company’s financial statements.

   7. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies

   8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

   9. Review disclosures made to the Audit Committee by the Company’s chief executive officer and chief financial officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

   1. Review and evaluate the lead partner of the independent auditor team.

   2. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

   Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

   3. Ensure the rotation of the audit partners as required by law.

   4. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

   5. Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

   6. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Compliance Oversight Responsibilities

   1. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

   2. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

   3. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

   E. Limitation of Audit Committee’s Role. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

PROXY

MYERS INDUSTRIES, INC.	Solicited by the Board of Directors

GREGORY J. STODNICK, KEVIN C. O’NEIL, or either of them, with full power of substitution, are hereby authorized to represent the undersigned and to vote all Common Stock of the undersigned in MYERS INDUSTRIES, INC. (“Company”) at the Annual Meeting of Shareholders of said Company to be held on April 21, 2004, and any adjournment(s) thereof with respect to the following matters:

Keith A. Brown, Karl S. Hay, Richard P. Johnston, Michael W. Kane, Edward W. Kissel,

Stephen E. Myers, Richard L. Osborne, Jon H. Outcalt, Milton I. Wiskind

☐ FOR all nominees	☐ WITHHOLD AUTHORITY
☐ FOR all except:

(Instruction: To withhold authority to vote for any individual nominee write that nominee’s name on the line above.)

2.	Such other business as properly may come before said meeting and any adjournment(s) thereof, all in accordance with the notice of this meeting and the accompanying Proxy Statement, receipt of which is acknowledged.

(Continued and to be signed on reverse side)

(Continued from other side)

THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS LISTED ABOVE AND FOR THE DIRECTORS NOMINATED BY MANAGEMENT UNLESS A CONTRARY VOTE IS INDICATED, IN WHICH CASE THE PROXY WILL BE VOTED AS DIRECTED.

Please date, sign exactly as stenciled, and return promptly in the enclosed envelope.

DATED: _________________________ , 2004